Exhibit 99.1

EMERGENT BIOSOLUTIONS TO ACQUIRE CANGENE CORPORATION

•	Solidifies leadership position in growing biodefense market with 3 additional US government procured therapeutics
•	Advances Biosciences Division toward profitability through significant commercial product and service revenue
•	Broadens manufacturing capabilities with revenue generating fill/finish business
•	Expected to be accretive in 2014, exclusive of transaction-related costs
•	Plan to fund acquisition through existing cash resources and new bank facility

ROCKVILLE, Maryland—December 11, 2013—Emergent BioSolutions Inc. (NYSE: EBS) announced today that it has entered into a definitive agreement with Cangene Corporation (TSX: CNJ) under which Emergent will acquire all of the outstanding common shares of Cangene in an all-cash transaction valued at $3.24 per share on a fully diluted basis for an aggregate purchase price of $222 million.  The transaction is consistent with Emergent's growth plan in that it diversifies the company's revenue mix, adds commercial product sales and contributes to earnings growth.  The transaction is expected to be accretive in 2014, exclusive of transaction-related costs.

The Boards of Directors of both companies have approved the transaction.  Agreements are in place with shareholders who collectively control, directly or indirectly, approximately 61% of the outstanding common shares of Cangene, under which they have agreed to irrevocably support and vote in favor of the transaction.  The companies expect to complete the transaction in the first calendar quarter of 2014.

 "The acquisition of Cangene is consistent with our stated growth plan to acquire revenue generating products that leverage our core capabilities," said Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions.  "The addition of Cangene is expected to accelerate our growth driven by a substantially expanded biodefense franchise, a portfolio of approved specialty therapeutics sold through an established commercial infrastructure, and fill/finish manufacturing capabilities with growing contract revenues.  The combined company presents a clearly attractive financial profile with pro forma total revenues of over $430 million and pre-tax operating income of approximately $55 million.  This acquisition represents an important step in advancing Emergent's leadership in specialty pharmaceuticals and positions us to drive significant growth in shareholder value."

Cangene Corporation is a biopharmaceutical company focused on the development and commercialization of specialty therapeutics, primarily targeting biodefense applications as well as infectious disease, hematology and transplantation.  Cangene has three specialty products that are included in the U.S. Strategic National Stockpile: BAT® (Botulism Antitoxin (Equine) Heptavalent), VIGIV® (Vaccinia Immune Globulin Intravenous (Human)), and AIGIV (Anthrax Immune Globulin Intravenous).  Cangene also has four approved commercial specialty products: WinRho® SDF (Rho(D) Immune Globulin Intravenous (Human)), HepaGam B® (Hepatitis B Immune Globulin (Human) Injection), VARIZIG® (Varicella Zoster Immune Globulin (Human)), and episil®.  Cangene maintains manufacturing and plasma collection facilities in Winnipeg, Manitoba, contract manufacturing facilities in Baltimore, Maryland, and a sales and marketing office in Philadelphia, Pennsylvania.

"This transaction represents an exciting and very promising opportunity for Cangene and delivers significant value to our shareholders," stated John Sedor, president and chief executive officer of Cangene Corporation.  "Cangene has a history of success in medical countermeasures while building a growing, profitable product portfolio supported by a strong, focused commercial platform and an established contract manufacturing operation.  Our diversified business across biodefense, specialty pharmaceuticals and contract manufacturing is strategically consistent with Emergent's infrastructure and vision for the future.  We are confident the Emergent team believes in what we do, in our products, in our people and in our potential.  We look forward to building a highly successful future together."

Benefits of the Transaction

Emergent expects that the transaction will provide the following benefits:

1.	Solidifies leadership position in growing biodefense market with 3 additional US government procured therapeutics
•	Cangene's biodefense business consists of three medical countermeasures targeting botulinum, smallpox and anthrax, and each with an existing multi-year US government contract.
o
BAT® (Botulism Antitoxin (Equine) Heptavalent) — the only FDA-licensed therapeutic for the treatment of symptomatic botulism following suspected or documented exposure to the botulinum neurotoxin serotypes A, B, C, D, E, F or G.

o
VIGIV® (Vaccinia Immune Globulin Intravenous (Human)) — an FDA-licensed therapeutic for the treatment of complications due to smallpox vaccination, including eczema vaccinatum, progressive vaccinia, severe generalized vaccinia, vaccinia infections in individuals who have skin conditions, and aberrant infections induced by vaccinia virus, except in cases of isolated keratitis.

o	AIGIV (Anthrax Immune Globulin Intravenous) — an investigational therapeutic designed for the treatment of toxemia associated with symptomatic inhalational anthrax.
•	Cangene's biodefense revenue for its fiscal year ended July 31, 2013 was approximately $50 million.

2.	Advances Biosciences Division towards profitability through significant commercial product and service revenue
•
Cangene's commercial product portfolio consists of four FDA-licensed, hospital-based specialty therapeutics targeting infectious diseases, hematology and transplantation and sold worldwide through an established commercial infrastructure.

o
WinRho® SDF (Rho(D) Immune Globulin Intravenous (Human)) — a therapeutic for the treatment of immune thrombocytopenia purpura (ITP) in Rho(D)-positive patients and for the suppression of Rh isoimmunization in non-sensitized Rho(D)-negative patients, otherwise known as hemolytic disease of the newborn (HDN).

o
HepaGam B® (Hepatitis B Immune Globulin (Human) Injection) — an immune globulin for the prevention of Hepatitis B recurrence following liver transplant in HBsAg-positive liver transplant patients and post-exposure prophylaxis in the following settings: acute exposure to HBsAg-positive blood, plasma, or serum, perinatal exposure of infants born to HBsAg-positive mothers, sexual exposure to HBsAg-positive persons, and household exposure to persons with acute HBV infection.

o	VARIZIG® (Varicella Zoster Immune Globulin (Human)) — a post-exposure prophylaxis of varicella in high-risk individuals intended to reduce the severity of chickenpox infections.
o
episil® — a medical device for the management and relief of pain associated with oral lesions of various etiologies, including oral mucositis/stomatitis, which may be caused by chemotherapy or radiotherapy.

•	Cangene's commercial product revenue for its fiscal year ended July 31, 2013 was approximately $44 million.

3.	Broadens manufacturing capabilities with revenue generating fill/finish business
•	Cangene's contract manufacturing operations provide fill/finish services supporting over 20 approved products sold worldwide.
•	Cangene's contract manufacturing revenue for its fiscal year ended July 31, 2013 was approximately $33 million.

4.	Attractive financial profile of combined company
•
Pro forma total revenues of approximately $436 million and operating income of approximately $55 million, calculated based on Cangene's FY 2013 results and the trailing twelve month period of September 30, 2013 for Emergent.

•	Diversified revenues in both the Biosciences and Biodefense Divisions with attractive gross margins.

Financing
In connection with the transaction, Emergent has secured committed debt financing from Bank of America Merrill Lynch along with PNC Bank and J.P. Morgan Chase Bank, N.A., totaling $225 million, which, when combined with existing cash reserves, will be used to finance the acquisition and repay existing indebtedness.  The company also anticipates there will be approximately $35 million of cash from Cangene at closing.

Transaction Structure and Approvals
The transaction is structured as a Canadian court-approved plan of arrangement.  Completion of the transaction is subject to approval by 66 2/3% of the votes cast by Cangene shareholders, approval by the Ontario Superior Court of Justice, certain regulatory approvals and customary closing conditions.  Agreements are in place with shareholders who collectively control directly or indirectly approximately 61% of the outstanding common shares of Cangene, under which they have agreed to irrevocably support and vote in favor of the transaction.

Guidance
Taking into account the expected closing date of Q1 2014, the company is reaffirming its full year 2013 GAAP guidance for total revenues of $300 to $310 million and net income of $25 to $30 million.  Excluding approximately $7 million in estimated transaction-related and other costs incurred in the current year, the company is providing a forecast for 2013 non-GAAP adjusted net income of $30 to $35 million (see "Non-GAAP Financial Measures" for a definition of terms and a reconciliation of Non-GAAP adjusted net income to GAAP net income).

The Company expects that the transaction will be accretive for 2014 and beyond, assuming a Q1 2014 close. The company anticipates:
•	revenue contribution of $90 to $100 million for the partial year period of 2014 with a compound annual growth rate of 4% to 6% over the following three year period (2015-2018); and
•
pre-tax operating margin contribution of 4% to 6%, exclusive of transaction-related costs, for the partial year period of 2014, improving to a target of 15% over the following three year period (2015-2018).

Non-GAAP Financial Measures
This press release contains a financial measure, adjusted net income, which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations.  This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles.  The company's definition of this non-GAAP measure may differ from similarly titled measures used by others.  The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict.  The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of Emergent's historical operating results and comparison to competitors' operating results.  This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting Emergent's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.  The company is likely to exclude the following items from its non-GAAP adjusted net income in the future, the effect of which is uncertain but may be significant in amount:
•	Expenses related to completed and future acquisitions of other businesses, including amortization of acquired intangible and tangible assets, and transaction costs;
•	Expenses associated with any potential restructuring activities, including but not limited to, asset impairments, accelerated depreciation, severance costs and lease abandonment charges; and
•	Other one-time or non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.  A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in the following table.

(in millions)	Financial Guidance for the Year Ended December 31, 2013
GAAP Net Income	$25 to $30
Adjustments:
•Cangene transaction-related costs	3.4
•HPPD transaction-related costs	0.8
•UK restructuring expense	2.8
•Adjusted income tax expense	(2.1)
Non-GAAP Adjusted Net Income	$30 to $35

Advisors
For Emergent, Bank of America Merrill Lynch is acting as financial advisor and DLA Piper and McCarthy Tètrault LLP are acting as legal advisors.  For Cangene, Credit Suisse is acting as financial advisor, Raymond James Ltd. provided a fairness opinion and Miller Thomson LLP and Baker & Hostetler LLP are acting as legal advisors.

Conference Call and Webcast
Wednesday, December 11, 2013 at 6:45 PM Eastern
U.S./Canada Attendee Dial-in: 866/318-8611
International Attendee Dial-in: 617/399-5130
Attendee Passcode: 96576658

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB
WITH ACCOMPANYING SLIDES AT:
www.emergentbiosolutions.com
No Password Required
Replay will be available for 90 days at www.emergentbiosolutions.com

IMPORTANT SAFETY INFORMATION

Important Information about BAT® -- Botulism Antitoxin (Equine), Heptavalent (A, B, C, D, E, F, G) (See full prescribing information)
The effectiveness of BAT is based solely on efficacy studies conducted in animal models of botulism.

Animal reproduction studies have not been conducted with BAT. It is not known whether BAT can cause fetal harm when administered to a pregnant woman or can affect reproductive capacity. BAT should only be given to pregnant women if the benefits outweigh the risks.

The effectiveness of BAT has not been established in pediatric patients. Limited pediatric safety data are available. Dosing in pediatric patients is based on Salisbury Rule.

Product Insert: http://www.winrho.com/pi.pdf

Important Information about VIGIV® -- CNJ-016, Vaccinia Immune Globulin IntravenousTM (Human), (See full prescribing information for complete boxed warning)

WARNING: INTERACTIONS WITH GLUCOSE MONITORING SYSTEMS
Blood glucose measurement in patients receiving Vaccinia Immune Globulin Intravenous (Human) (VIGIV) must be done with a glucose-specific method (monitor and test strips) to avoid interference by maltose contained in VIGIV. Maltose in IGIV products may give falsely high blood glucose levels in certain types of blood glucose testing systems (for example those based on the GDH-PQQ or glucose-dye-oxidoreductase methods) resulting in inappropriate administration of insulin and life-threatening hypoglycemia. Cases of true hypoglycemia may go untreated if the hypoglycemic state is masked by falsely elevated glucose readings.

Carefully review the product information of the blood glucose testing system, including that of the test strips, to determine if the system is appropriate for use with maltose-containing parenteral products [see WARNINGS AND PRECAUTIONS (5.3)].

VIGIV is not indicated for isolated vaccinia keratitis or postvaccinial encephalitis.

Animal reproduction studies have not been conducted with VIGIV; therefore, it is not known whether VIGIV can cause fetal harm when administered to a pregnant woman or whether it can affect reproduction capacity. The risk/benefit of VIGIV administration should be assessed for each individual case.

Use VIGIV with caution in patients with pre-existing renal insufficiency and in patients at increased risk of developing renal insufficiency.

Product Insert: http://fda.gov/downloads/BiologicsBloodVaccines/BloodBloodProducts/ApprovedProducts/LicensedProductsBLAs/FractionatedPlasmaProducts/UCM345147.pdf

Important Information about WinRho® SDF [Rho(D) Immune Globulin Intravenous (Human)] (See full prescribing information for complete boxed warning.)
WARNING: INTRAVASCULAR HEMOLYSIS (IVH)
This warning does not apply to Rho(D)-negative patients treated for the suppression of Rh isoimmunization.

Intravascular hemolysis (IVH) leading to death has been reported in patients treated with WinRho® SDF for immune thrombocytopenic purpura (ITP).
IVH can lead to clinically compromising anemia and multi-system organ failure including acute respiratory distress syndrome (ARDS).
Serious complications including severe anemia, acute renal insufficiency, renal failure and disseminated intravascular coagulation (DIC) have also been reported.
Closely monitor patients treated with WinRho® SDF for ITP in a healthcare setting for at least eight hours after administration. A dipstick urinalysis to monitor for hematuria and hemoglobinuria is to be performed at baseline and then after administration at 2 hours, 4 hours and prior to the end of the monitoring period. Alert patients and monitor the signs and symptoms of IVH including back pain, shaking chills, fever, and discolored urine or hemoglobinuria. Absence of these signs and/or symptoms of IVH within eight hours do not indicate IVH cannot occur subsequently. If signs and/or symptoms of IVH are present or suspected after WinRho® SDF administration, post-treatment laboratory tests should be performed including plasma hemoglobin, haptoglobin, LDH, and plasma bilirubin (direct and indirect).

The safety and efficacy of WinRho® SDF have not been evaluated in clinical trials for patients with non-ITP causes of thrombocytopenia or in previously splenectomized patients or in patients who are Rho(D)-negative.

WinRho® SDF is not indicated for use as immunoglobulin replacement therapy for immune globulin deficiency syndromes.

Animal reproduction studies have not been conducted with WinRho® SDF. It is also not known whether WinRho® SDF can cause fetal harm when administered to a pregnant woman or can affect reproductive capacity. WinRho® SDF should be given to a pregnant woman only if clearly needed.

Product Insert: http://www.winrho.com/pi.pdf
Website: http://www.winrho.com/

Important Information about HepaGam B® [Hepatitis B Immune Globulin Intravenous (Human)] (See full prescribing information)
Animal reproduction studies have not been conducted with HepaGam B. It is also not known whether HepaGam B can cause fetal harm when administered to a pregnant woman or can affect reproductive capacity. HepaGam B should be given to a pregnant woman only if clearly indicated.

It is not known whether HepaGam B is excreted in human milk. Because many drugs are excreted in human milk, caution should be exercised when HepaGam B is administered to a nursing mother.

Product Insert: http://www.hepagamb.com/pdf/HepaGamBPI.pdf
Website: http://www.hepagamb.com/

Important Information about VARIZIG® [Varicella Zoster Immune Globulin (Human)] (See full prescribing information)
VARIZIG is indicated for post-exposure prophylaxis of varicella in high risk individuals. High risk groups include: immunocompromised children and adults, newborns of mothers with varicella shortly before or after delivery, premature infants, neonates and infants less than one year of age, adults without evidence of immunity, and pregnant women.

Administer VARIZIG as soon as possible following varicella zoster virus (VZV) exposure, ideally within 96 hours for greatest effectiveness. There is no convincing evidence that VARIZIG reduces the incidence of chickenpox infection after exposure to VZV. There is no convincing evidence that established infections with VZV can be modified by VARIZIG administration. There is no indication for the prophylactic use of VARIZIG in immunodeficient children or adults when there is a past history of varicella, unless the patient is undergoing bone marrow transplantation.

Animal reproduction studies have not been conducted with VARIZIG. It also is not known whether VARIZIG can cause fetal harm when administered to a pregnant woman or can affect reproduction capacity. VARIZIG should be given to a pregnant woman only if clearly needed.

It is not known whether VARIZIG is excreted in human milk. Because many drugs are excreted in human milk, caution should be exercised when VARIZIG is administered to a nursing mother.

Product Insert: http://www.varizig.com/VariZig_prescribing_information_Jan2013.pdf
Website: http://www.varizig.com/

About episil®
Do not use episil if you are allergic (hypersensitive) to any of the ingredients, to peanuts or soya, or to peppermint oil.

Product Insert:  http://www.episilusa.com/pdfs/episil-prescribing-information.pdf
Website: http://www.episilusa.com/

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Emergent BioSolutions Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the expected closing of the transaction, the potential opportunities and financial impact of the transaction, our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to the transaction, including the timing and receipt of Cangene shareholder, Canadian court and regulatory approvals; our ability to successfully integrate the business and realize the potential benefits of the transaction; appropriations for BioThrax® procurement; our ability to successfully integrate the recent acquisition of the HPPD business and realize the benefits of the HPPD transaction; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our U.S. government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Emergent BioSolutions Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Emergent BioSolutions Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com